SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 20, 2009

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Board of Directors of Extra Space Storage Inc. (the “Company”) approved amendments to the Company’s bylaws effective May 20, 2009. The following sets forth a summary of the amendments to the bylaws, which is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated by reference in this item.

General

In addition to the amendments described below, the amended bylaws include certain changes to (1) clarify language and (2) make various technical corrections and non-substantive changes.

Article II — Meetings of Stockholders

Section 4. Notice. The amended bylaws permit a single notice to be effective for all stockholders sharing the same address. Additionally, the amended bylaws clarify that imperfect notice to one or more stockholders will not affect the validity of an annual meeting or a special meeting of stockholders.

Section 5. Scope of Notice. The amended bylaws provide that the Company can postpone or cancel a meeting of the stockholders by making a public announcement prior to the meeting.

Section 11. Inspectors. The amended bylaws provide that the Board of Directors or the chair of the meeting of stockholders may appoint, before or at the meeting, one or more inspectors. Additionally, the inspector’s authority and responsibilities are clarified.

Section 12. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. The amended bylaws (a) expand the disclosure required by stockholders making proposals or nominations to include, among other things, with respect to the stockholder and any of its affiliates and associates, any derivative, swap or other transactions in the Company and certain other material interests and relationships that could influence proposals or nominations, (b) require stockholders nominating directors to disclose the same information about proposed director nominees that would be required if the director nominee were submitting a proposal and require the director nominees to complete a questionnaire, representation and agreement with respect to their background, any voting commitments or compensation arrangements and their commitment to abide by the Company’s governance guidelines, (c) require a reasonably detailed description of all agreements, arrangements and understandings between stockholders making proposals of business and any other person or entity (including their names) in connection with the proposal of business, (d) require that disclosures provided by stockholders making proposals or nominations be updated and supplemented so as to be true and correct and (e) clarify that the provisions of this section apply to any proposal of business to be considered before a meeting of stockholders other than a stockholder proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Article III — Directors

Section 15. Reliance. The amended bylaws conform the provision regarding reliance by directors on others to more closely track Maryland law.

Section 16. Ratification. The amended bylaws clarify the power of the Board of Directors or the stockholders to ratify any action or inaction that they could have originally authorized, including any action or inaction questioned in derivative proceedings or other matters.

Article V — Officers

Section 11. Treasurer. The amended bylaws, consistent with the Company’s current practice, eliminate the requirement that the treasurer provide the Company a bond at the discretion of the Board of Directors for the performance of his or her duties.

Section 12. Assistant Secretaries and Assistant Treasurers. The amended bylaws, consistent with the Company’s current practice, eliminate the requirement that the assistant treasurer provide the Company a bond at the discretion of the Board of Directors for the performance of his or her duties.

Article VII — Stock

Section 1. Certificates. The amended bylaws, consistent with the New York Stock Exchange Direct Registration System rules, clarify that the Company’s securities may be issued without certificates and that stockholders are not entitled to physical certificates.

Section 2. Transfers. The amended bylaws, consistent with the New York Stock Exchange Direct Registration System rules, clarify that the Company’s securities may be issued without certificates.

Section 3. Replacement Certificate. The amended bylaws, consistent with the New York Stock Exchange Direct Registration System rules, clarify that the Company’s securities may be issued without certificates and that stockholders are not entitled to physical certificates.

Section 4. Fixing of Record Date. The amended bylaws revise requirements for setting of a record date to reflect standard Company practice by deleting references to closing of the transfer books in lieu of setting a record date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of Extra Space Storage Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009	EXTRA SPACE STORAGE INC.

	By:	/s/ Charles L. Allen
		Name:	Charles L. Allen
		Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of Extra Space Storage Inc.